Rule 424 (b)(3)
File N.:333-126816



EXHIBIT A


AMERICAN DEPOSITARY SHARES
(Each American Depositary
Share represents one deposited Share)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR NON-VOTING PREFERRED STOCK
WITHOUT PAR VALUE OF
CONTAX PARTICIPACOES S.A.
(ORGANIZED UNDER THE LAWS OF THE
FEDERATIVE REPUBLIC OF BRAZIL)
Effective November 11, 2007 one (1)
deposited share represents twenty (20)
American Depositary Receipts.
The Bank of New York, as depositary
(hereinafter called the Depositary), hereby
certifies that___________
______________________________________
______, or registered assigns IS THE OWNER
OF _____________________________
AMERICAN DEPOSITARY SHARES
representing deposited non-voting preferred
stock (herein called Shares) of Contax
Participacoes S.A., a sociedade anonima (a
corporation) organized under the laws of The
Federative Republic of Brazil (herein called
the Company).  At the date hereof, each
American Depositary Share represents one
Share deposited or subject to deposit under the
Deposit Agreement (as such term is hereinafter
defined) at the Sao Paulo office of Banco Itau
S.A. (herein called the Custodian).  The
Depositarys Corporate Trust Office is located
at a different address than its principal
executive office.  Its Corporate Trust Office is
located at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is
located at One Wall Street, New York, N.Y.
10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286


1.  THE DEPOSIT AGREEMENT.
            This American Depositary
Receipt is one of an issue (herein called
Receipts), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of August 12, 2005 (herein called the Deposit Agreement), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial
Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called Deposited
Securities). Copies of the Deposit Agreement are on file at the Depositarys Corporate Trust
Office in New York City and at the office of the Custodian.
The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.
2.  SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited
Securities represented by the American
Depositary Shares evidenced hereby, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American
Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by (a) (i) the delivery of certificates in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him, or (ii) book-entry transfer of the Shares represented by this Receipt to an account in the name of such Owner or as ordered by him, and (b) delivery of any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him.
Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, as provided in the Deposit
Agreement; provided that the forwarding of certificates for Shares or other Deposited
Securities for such delivery at the Corporate
Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.
3.  TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such receipts into one
Receipt, evidencing the same aggregate
number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Company, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.
The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts, or the combination or split-up of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence.
Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited
Securities, or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit
Agreement any Shares required to be
registered under the provisions of the
Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.  LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.
If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any combination or split-up hereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), and the Owner or Beneficial Owner hereof shall remain liable for any deficiency.
5.  WARRANTIES OF DEPOSITORS.
Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that (i) the Shares presented for deposit are not, and the Receipts issuable upon such deposit will not be, restricted securities within the meaning of Rule 144(a)(3) under the Securities
Act of 1933, and (ii) the deposit of such Shares and the sale of Receipts evidencing American
Depositary Shares representing such Shares by that person are not otherwise restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.
6.  FILING PROOFS, CERTIFICATES, AND
OTHER INFORMATION.
Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited
Securities or other securities, compliance with all applicable laws or regulations or terms of the Deposit Agreement or such Receipt, or such information relating to the registration on the books of the Company or the Foreign
Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall from time to time advise the Company of the availability of any such proofs, certificates or other information and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.
7.  CHARGES OF DEPOSITARY.
The Company agrees to pay the fees and
reasonable out-of-pocket expenses of the
Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present detailed statement for such expenses to the Company at least once every three months.
The charges and expenses of the Custodian are for the sole account of the Depositary.
The following charges shall (to the extent permitted by applicable law or the rules of any securities exchange on which the American
Depositary Shares are admitted for trading) be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited
Securities or a distribution of Receipts pursuant to Section 4.03) or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American
Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to
Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per American Depositary
Share (or portion thereof) for any cash
distribution made pursuant to this Deposit
Agreement, including, but not limited to Sections 4.01 through 4.04, (7) a fee for the distribution of securities pursuant to
Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) a fee of $.02 or less per American Depositary Share (or portion thereof) for depositary services, which will accrue on the last day of each calendar year and will be payable as provided in clause 9 below; provided, however, that no fee will be assessed under this clause 8 if a fee was charged pursuant to clause 6 above during that calendar year and (9) any other charges payable by the Depositary, any of the Depositarys agents, including the Custodian, or the agents of the Depositarys agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with
Section 4.06 and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducing such charge from one or more cash dividends or other cash distributions).
The Depositary, subject to Section 2.09 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.
8.  PRE-RELEASE OF RECEIPTS.
The Depositary may execute and deliver
Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (Pre-
Release).  The Depositary may, pursuant to
Section 2.05 of the Deposit Agreement, deliver
Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive
Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be
(a) preceded or accompanied by a written representation and agreement from the person to whom Receipts or Shares are to be delivered
(the Pre-Releasee) that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary for the benefit of the Owners, and
(iii) agrees in effect to hold such Shares or Receipts, as the case may be, for the account of the Depositary until delivery of the same upon the Depositarys request, (b) at all times fully collateralized with cash, U.S. government securities or other collateral that the Depositary determines, in good with, will provide substantially similar security and liquidity,
(c) terminable by the Depositary on not more than five (5) business days notice, and
(d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the American Depositary
Shares outstanding (without giving effect to American Depositary Shares evidenced by
Receipts outstanding as a result of Pre-
Releases); provided, however, that the
Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set limits with respect to the number of Pre-
Released Receipts involved in transactions to be done hereunder with any one person on a case by case basis as it deems appropriate. The collateral referred to in clause (b) above shall be held by the Depositary for the benefit of the Owners as security for the performance of the obligations to deliver Shares or Receipts set forth in clause (a) above (and shall not, for the avoidance of doubt, constitute Deposited
Securities hereunder).
The Depositary may retain for its own account any compensation received by it in connection with the foregoing.
9.  TITLE TO RECEIPTS.
It is a condition of this Receipt, and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit
Agreement or for all other purposes.
10.  VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary;
provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.
11.  REPORTS; INSPECTION OF
TRANSFER BOOKS.
The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with certain public reports and documents required by foreign law or otherwise under Rule 12g3-
2(b) under the Securities Exchange Act of
1934. Such reports and communications will be available for inspection and copying by Beneficial Owners and Owners at the public reference facilities maintained by the
Commission located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and
(b) made generally available to the holders of such Deposited Securities by the Company.
The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit
Agreement.  Any such reports and
communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission. The Company agrees to provide to the Depositary, at the Companys expense (unless otherwise agreed in writing by the Company and the Depositary), all documents that it provides to the Custodian.

In the event the Receipts are listed or quoted
on a national securities exchange in the United
States, the Company will promptly transmit to
the Custodian English language versions of
any reports and other communications that are
made generally available by the Company to
holders of its Shares or other Deposited
Securities and the Depositary will, at the
Companys expense (unless otherwise agreed in
writing by the Company and the Depositary),
arrange for the prompt transmittal by the
Custodian to the Depositary of such notices,
reports and other communications and arrange
for the mailing, at the Companys expense
(unless otherwise agreed in writing by the
Company and the Depositary), of copies
thereof (or if requested by the Company, a
summary of any such notice provided by the
Company) to all Owners or, at the request of
the Company, make such notices, reports and
other communications available to all Owners
on a basis similar to that for holders of Shares
or other Deposited Securities, or on such other
basis as the Company may advise the
Depositary may be required by any applicable
law, regulation or stock exchange requirement.
The Company has delivered to the Depositary
and the Custodian a copy of the provisions of
or governing the Shares and any other
Deposited Securities issued by the Company or
any affiliate of the Company, and promptly
upon any amendment thereto or change
therein, the Company shall deliver to the
Depositary and the Custodian a copy of such
provisions as so amended or changed. The
Depositary may rely upon such copy for all
purposes of this Deposit Agreement. The
Depositary will, at the expense of the
Company (unless otherwise agreed in writing
by the Company and the Depositary), make
such copy and such notices, reports and other
communications available for inspection by
Owners at the Depositarys office, at the office
of the Custodian and at any other designated
transfer offices.
            The Depositary will keep books
for the registration of Receipts and transfers of
Receipts which at all reasonable times shall be
open for inspection by the Owners of Receipts
provided that such inspection shall not be for
the purpose of communicating with Owners of
Receipts for an object other than the business
of the Company, including, without limitation,
a matter related to the Deposit Agreement or
the Receipts.
            The Depositary may close the
transfer books after consultation with the
Company to the extent practicable, at any time
or from time to time, when deemed expedient
by it in connection with the performance of its
duties under the Deposit Agreement or at the
request of the Company, provided that any
such closing of the transfer books shall be
subject to the provisions of Section 2.06 of the
Deposit Agreement which limit the suspension
of withdrawals of Shares.
            12.  DIVIDENDS AND
DISTRIBUTIONS.
            Whenever the Depositary or on
its behalf, its agent, receives any cash dividend
or other cash distribution on any Deposited
Securities, the Depositary will, if at the time of
receipt thereof any amounts received in a
foreign currency can in the judgment of the
Depositary be converted on a reasonable basis
into United States dollars transferable to the
United States, and subject to the Deposit
Agreement, convert or will cause its agent to
convert, as promptly as practicable after its
receipt of such dividend or distribution (unless
otherwise prohibited or prevented by law),
such dividend or distribution into dollars and
will, as promptly as practicable, distribute the
amount thus received (net of the expenses of
the Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement) to
the Owners of Receipts entitled thereto,
provided, however, that in the event that the
Company or the Depositary is required to
withhold and does withhold from such cash
dividend or other cash distribution in respect of
any Deposited Securities an amount on account
of taxes, the amount distributed to the Owners
of the Receipts evidencing American
Depositary Shares representing such Deposited
Securities shall be reduced accordingly.
            Subject to the provisions of
Section 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary receives
any distribution other than a distribution
described in Sections 4.01, 4.03 or 4.04 of the
Deposit Agreement, the Depositary will, as
promptly as practicable, cause the securities or
property received by it to be distributed to the
Owners of Receipts entitled thereto, in any
manner that the Depositary may deem
equitable and practicable for accomplishing
such distribution; provided, however, that if in
the opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the Depositary
may, after consultation with the Company,
adopt such method as it may deem equitable
and practicable for the purpose of effecting
such distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof, and
the net proceeds of any such sale (net of the
fees of the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement and any expenses in connection
with such sale) shall be distributed by the
Depositary to the Owners of Receipts entitled
thereto as in the case of a distribution received
in cash, all in the manner and subject to the
conditions set forth in the Deposit Agreement.
            If any distribution consists of a
dividend in, or free distribution of, Shares, the
Depositary may or shall, if the Company shall
so request, distribute, as promptly as
practicable, to the Owners of outstanding
Receipts entitled thereto, additional Receipts
evidencing an aggregate number of American
Depositary Shares representing the amount of
Shares received as such dividend or free
distribution subject to the terms and conditions
of the Deposit Agreement with respect to the
deposit of Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Article 7 hereof and Section 5.09
of the Deposit Agreement.  In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of Shares
represented by the aggregate of such fractions
and distribute the net proceeds, all in the
manner and subject to the conditions set forth
in the Deposit Agreement.  If additional
Receipts are not so distributed, each American
Depositary Share shall thenceforth also
represent the additional Shares distributed
upon the Deposited Securities represented
thereby.  In addition, the Depositary may
withhold any distribution of Receipts under
this paragraph and Section 4.03 of the Deposit
Agreement if it has not received satisfactory
assurances from the Company that such
distribution does not require registration under
the Securities Act or is exempt from
registration under the provisions of such Act;
provided that, in any such event, the
Depositary may sell the Shares distributed
upon the Deposited Securities and distribute
the net proceeds, all in the manner and subject
to the conditions described in this Article and
Section 4.01 of the Deposit Agreement.
            In the event that the Depositary
determines that any distribution in property
other than cash (including Shares and rights to
subscribe therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such manner
as the Depositary deems necessary and
practicable to pay any such taxes or charges,
and the Depositary shall distribute the net
proceeds of any such sale after deduction of
such taxes or charges to the Owners of
Receipts entitled thereto.
            13.  RIGHTS.
            In the event that the Company
shall offer or cause to be offered to the holders
of any Deposited Securities any rights to
subscribe for additional Shares or any rights of
any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed in
making such rights available to any Owners or
in disposing of such rights on behalf of any
Owners and making the net proceeds available
to such Owners or, if by the terms of such
rights offering or for any other reason it would
be unlawful for the Depositary either to make
such rights available to any Owners or to
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If at
the time of the offering of any rights the
Depositary determines in its discretion that it is
lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary may, and at the
written request of the Company shall,
distribute to any Owner to whom it determines
the distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in such
form as it deems appropriate, but only pursuant
to a rights agency agreement to be entered into
between the Company and the Depositary, as
rights agent, setting forth the procedures to be
used for the particular offering.
            In circumstances in which rights
would otherwise not be distributed, if an
Owner requests the distribution of warrants or
other instruments in order to exercise the rights
allocable to the American Depositary Shares of
such Owner hereunder, the Depositary will
promptly make such rights available to such
Owner upon written notice from the Company
to the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner has
executed such documents as the Company has
determined in its sole discretion are reasonably
required under applicable law.
            If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction from
such an Owner pursuant to such warrants or
other instruments to the Depositary from such
Owners to exercise such rights, upon payment
by such Owner to the Depositary for the
account of such Owner of an amount equal to
the purchase price of the Shares to be received
upon the exercise of the rights, and upon
payment of the fees of the Depositary and any
other charges as set forth in such warrants or
other instruments, the Depositary shall, on
behalf of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be delivered
to the Depositary on behalf of such Owner.  As
agent for such Owner, the Depositary will
cause the Shares so purchased to be deposited
pursuant to Section 2.02 of the Deposit
Agreement, and shall, pursuant to Section 2.03
of the Deposit Agreement, execute and deliver
Receipts to such Owner.  In the case of a
distribution pursuant to this paragraph, such
Receipts shall be legended in accordance with
applicable U.S. laws, and shall be subject to
the appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
            If the Depositary determines
that it is not lawful or feasible to make such
rights available to all or certain Owners, it
may, and at the request of the Company will
use its best efforts that are reasonable under the
circumstances to, sell the rights, warrants or
other instruments in proportion to the number
of American Depositary Shares held by the
Owners to whom it has determined it may not
lawfully or feasibly make such rights available,
and allocate the net proceeds of such sales (net
of the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement, any
expenses in connection with such sale and all
taxes and governmental charges payable in
connection with such rights and subject to the
terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery of
any Receipt or otherwise.  Such proceeds shall
be distributed as promptly as practicable in
accordance with Section 4.01 of the Deposit
Agreement.
            If a registration statement under
the Securities Act of 1933 is required with
respect to the securities to which any rights
relate in order for the Company to offer such
rights to Owners and sell the securities
represented by such rights, the Depositary will
not offer such rights to Owners having an
address in the United States (as defined in
Regulation S) unless and until such a
registration  statement is in effect, or unless the
offering and sale of such securities and such
rights to such Owners are exempt from
registration under the provisions of such Act.
            The Depositary shall not be
responsible for any failure to determine that it
may be lawful or feasible to make such rights
available to Owners in general or any Owner in
particular.
            14.  CONVERSION OF
FOREIGN CURRENCY.
            Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or the
net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so received
can, pursuant to applicable law, be converted
on a reasonable basis into Dollars and the
resulting Dollars transferred to the United
States, the Depositary or the Custodian shall
convert or cause to be converted as promptly
as practicable (and in any event within one
Business Day of its or its agents receipt of such
Foreign Currency), by sale or in any other
manner that it may determine in accordance
with applicable law, such Foreign Currency
into Dollars.  If, at the time of conversion of
such Foreign Currency into Dollars, such
Dollars can, pursuant to applicable law, be
transferred outside of Brazil for distribution to
Owners entitled thereto, such Dollars shall be
distributed as promptly as practicable to the
Owners entitled thereto or, if the Depositary
shall have distributed any rights, warrants or
other instruments which entitle the holders
thereof to such Dollars, then to the holders of
such rights, warrants and/or instruments upon
surrender thereof for cancellation.  Such
distribution or conversion may be made upon
an averaged or other practicable basis without
regard to any distinctions among Owners on
account of exchange restrictions, the date of
delivery of any Receipt or otherwise and shall
be net of any expenses of conversion into
Dollars incurred by the Depositary as provided
in Section 5.09 of the Deposit Agreement.
            If such conversion, transfer or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary shall file as
promptly as practicable such application for
approval or license as it considers desirable.
            If at any time the Depositary
shall determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in the
reasonable opinion of the Depositary is not
obtainable, or if any such approval or license is
not obtained within a reasonable period as
determined by the Depositary, the Depositary
may distribute the foreign currency (or an
appropriate document evidencing the right to
receive such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and without
liability for interest thereon for the respective
accounts of, the Owners entitled to receive the
same.
            If any such conversion of
foreign currency, in whole or in part, cannot be
effected for distribution to some of the Owners
entitled thereto, the Depositary may in its
discretion make such conversion and
distribution in Dollars to the extent permissible
to the Owners entitled thereto and may
distribute the balance of the foreign currency
received by the Depositary to, or hold such
balance uninvested and without liability for
interest thereon for the respective accounts of,
the Owners entitled thereto.
            15.  RECORD DATES.
            Whenever any cash dividend or
other cash distribution shall become payable or
any distribution other than cash shall be made,
or whenever rights shall be issued with respect
to the Deposited Securities, or whenever for
any reason the Depositary causes a change in
the number of Shares that are represented by
each American Depositary Share, or whenever
the Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, or whenever the
Depositary shall find it necessary or
convenient, the Depositary shall fix a record
date, which date shall, to the extent practicable,
be either (x) the same date as the record date
fixed by the Company, or (y) if different from
the record date fixed by the Company, be fixed
after consultation with the Company (a) for the
determination of the Owners of Receipts who
shall be (i) entitled to receive such dividend,
distribution or rights or the net proceeds of the
sale thereof or (ii) entitled to give instructions
for the exercise of voting rights at any such
meeting, or (b) on or after which each
American Depositary Share will represent the
changed number of Shares, subject to the
provisions of the Deposit Agreement.
            16.  VOTING OF DEPOSITED
SECURITIES.
            At any time that the Depositary
has the right to vote the Shares represented by
the American Depositary Shares, the
Depositary will comply with the following
provisions.
            As soon as practicable after
receipt of notice of any meeting or solicitation
of consents or proxies of holders of Shares or
other Deposited Securities, if requested in
writing by the Company, the Depositary shall,
as soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of which
notice shall be in the sole discretion of the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting, (or, if requested by the Company a
summary of such information provided by the
Company), (b) a statement that the Owners of
Receipts as of the close of business on a
specified record date will be entitled, subject to
any applicable provision of Brazilian law and
of the Charter of the Company, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to the
manner in which such instructions may be
given, including an express indication that
instructions may be given or deemed given in
accordance with the last sentence of this
paragraph if no instruction is received, to the
Depositary to give a discretionary proxy to a
person designated by the Company.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the date
established by the Depositary for such purpose,
the Depositary shall endeavor insofar as
practicable to vote or cause to be voted the
amount of Shares or other Deposited Securities
represented by such American Depositary
Shares evidenced by such Receipt in
accordance with the instructions set forth in
such request.  The Depositary shall not itself
exercise any voting discretion over any
Deposited Securities.  If no instructions are
received by the Depositary from any Owner
with respect to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts on
or before the date established by the
Depositary for such purpose, the Depositary
shall deem such Owner to have instructed the
Depositary to give a discretionary proxy to a
person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy to a
person designated by the Company to vote
such Deposited Securities, provided that no
such instruction shall be deemed given and no
such discretionary proxy shall be given with
respect to any matter as to which the Company
informs the Depositary (and the Company
agrees to provide such information as promptly
as practicable in writing) that (x) the Company
does not wish such proxy given, (y) substantial
opposition exists or (z) such matter materially
and adversely affects the rights of holders of
Shares.
            Subject to the rules of any
securities exchange on which American
Depositary Shares or the Deposited Securities
represented thereby are listed, the Depositary
shall if requested by the Company deliver, at
least two Business Days prior to the date of
such meeting, to the Company, to the attention
of its Secretary, copies of all instructions
received from Owners in accordance with
which the Depositary will vote, or cause to be
voted, the Deposited Securities represented by
the American Depositary Shares evidenced by
such Receipts at such meeting.  Delivery of
instructions will be made at the expense of the
Company  (unless otherwise agreed in writing
by the Company and the Depositary).
            17.  CHANGES AFFECTING
DEPOSITED SECURITIES.
            In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver additional
Receipts as in the case of a dividend in Shares,
or call for the surrender of outstanding
Receipts to be exchanged for new Receipts
specifically describing such new Deposited
Securities.
            18.	LIABILITY OF THE
COMPANY AND DEPOSITARY.
            Neither the Depositary nor the
Company nor any of their respective directors,
employees, agents or affiliates shall incur any
liability to any Owner or Beneficial Owner, if
by reason of any provision of any present or
future law or regulation of the United States or
any other country, or of any other
governmental or regulatory authority, or by
reason of any provision, present or future, of
the Charter of the Company, or by reason of
any act of God or war or terrorism or other
circumstances beyond its control, the
Depositary or the Company shall be prevented
or forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the terms
of the Deposit Agreement it is provided shall
be done or performed; nor shall the Depositary
or the Company nor any of their respective
directors, employees, agents or affiliates incur
any liability to any Owner or Beneficial Owner
of a Receipt by reason of any non-performance
or delay, caused as aforesaid, in the
performance of any act or thing which by the
terms of the Deposit Agreement it is provided
shall or may be done or performed, or by
reason of any exercise of, or failure to exercise,
any discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02 or
4.03 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.04 of the
Deposit Agreement, such distribution or
offering may not be made available to Owners
of Receipts, and the Depositary may not
dispose of such distribution or offering on
behalf of such Owners and make the net
proceeds available to such Owners, then the
Depositary shall not make such distribution or
offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company nor
the Depositary assumes any obligation or shall
be subject to any liability under the Deposit
Agreement to Owners or Beneficial Owners of
Receipts, except that they agree to perform
their obligations specifically set forth in the
Deposit Agreement without negligence or bad
faith.  The Depositary shall not be subject to
any liability with respect to the validity or
worth of the Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit, or other proceeding in
respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all expenses
and liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with respect
to such proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company shall
be liable for any action or nonaction by it in
reliance upon the advice of or information
from legal counsel, accountants, any person
presenting Shares for deposit, any Owner or
Beneficial Owner of a Receipt, or any other
person believed by it in good faith to be
competent to give such advice or information.
The Depositary shall not be responsible for any
failure to carry out any instructions to vote any
of the Deposited Securities, or for the manner
in which any such vote is cast or the effect of
any such vote, provided that any such action or
nonaction is in good faith.  The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission of
the Depositary or in connection with a matter
arising wholly after the removal or resignation
of the Depositary, provided that in connection
with the issue out of which such potential
liability arises, the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.
            No disclaimer of liability under
the Securities Act of 1933 is intended by any
provisions of the Deposit Agreement.
            The Depositary, subject to
Sections 2.05 and 2.09 of the Deposit
Agreement, may own and deal in any class of
securities of the Company and its affiliates and
in Receipts.
            19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
            The Depositary may at any time
resign as Depositary hereunder by written
notice of its election so to do delivered to the
Company, such resignation to take effect  upon
the appointment of a successor depositary and
its acceptance of such appointment as provided
in the Deposit Agreement.  The Depositary
may at any time be removed by the Company
by written notice of such removal, to become
effective upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.
            Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so, it
may appoint a substitute or additional
custodian or custodians.
            20.  AMENDMENT.
            The form of the Receipts and
any provisions of the Deposit Agreement may
at any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any amendment
which shall impose or increase any fees or
charges (other than taxes and other
governmental charges, registration fees and
cable, telex or facsimile transmission costs,
delivery costs or other such expenses), or
which shall otherwise prejudice any substantial
existing right of Owners of Receipts, shall,
however, not become effective as to
outstanding Receipts until the expiration of
thirty days after notice of such amendment
shall have been given to the Owners of
outstanding Receipts.  Every Owner of a
Receipt at the time any amendment so
becomes effective shall be deemed, by
continuing to hold such Receipt, to consent and
agree to such amendment and to be bound by
the Deposit Agreement as amended thereby.
In no event shall any amendment impair the
right of the Owner of any Receipt to surrender
such Receipt and receive therefor the
Deposited Securities represented thereby
except in order to comply with mandatory
provisions of applicable law.
            21.	TERMINATION OF
DEPOSIT AGREEMENT
            The Depositary at any time, at
the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.
The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, such termination to be effective on a date specified in such notice not less than 30 days after the date thereof, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit
Agreement.  On and after the date of
termination, the Owner of a Receipt will, upon
(a) surrender of such Receipt at the Corporate
Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Owner or upon the Owners order, of the amount of Deposited
Securities represented by the American
Depositary Shares evidenced by such Receipt.
If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit
Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited
Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.
After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08 of the Deposit
Agreement.  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

            22.	DISCLOSURE TO
BRAZILIAN REGULATORY
AUTHORITIES.
            Each of the Depositary and the
Company hereby confirms to the other that for
so long as the Deposit Agreement is in effect it
shall furnish to the Brazilian National
Securities Commission (Comissao de Valores
Mobiliarios) and the Brazilian Central Bank
(Banco Central do Brazil), at any time and
within the period that may be determined, any
information and documents related to the
American Depositary Receipt program and the
Receipts issued hereunder.  In the event that
the Depositary or the Custodian shall be
advised in writing by reputable independent
Brazilian counsel that the Depositary or
Custodian reasonably could be subject to
criminal, or material, as reasonably determined
by the Depositary, civil, liabilities as a result of
the Company having failed to provide such
information or documents reasonably available
only through the Company, the Depositary
shall have the right to terminate the Deposit
Agreement, upon at least 15 days prior notice
to the Owners and the Company, and the
Depositary shall not be subject to any liability
hereunder on account of such termination or
such determination.  The effect of any such
termination of the Deposit Agreement shall be
as provided in Section 6.02 of the Deposit
Agreement.
            23.	DISCLOSURE OF
INTERESTS.
            To the extent that provisions of
or governing any Deposited Securities
(including the Companys Charter or applicable law) may require the disclosure of beneficial or other ownership of Deposited Securities, other
Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts that are reasonable under the circumstances to comply with Company instructions as to Receipts in respect of any such enforcement or limitation, and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositarys compliance with such Company instructions.


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